Exhibit 5.1

November 21, 2008

ONEOK, Inc.

100 West Fifth Street

Tulsa, Oklahoma 74103

Re:	Registration Statement on Form S-3

Under the Securities Act of 1933

Ladies and Gentlemen:

We have acted as counsel for ONEOK, Inc., an Oklahoma corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), for the registration of the following described securities (the “Securities”): (a) one or more series of senior or subordinated debt securities of the Company; (b) shares of the Company’s common stock, par value $0.01 per share (including the attached preferred share purchase rights, the “Common Stock”); (c) purchase contracts; (d) purchase contract units; (e) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”); (f) depositary shares (the “Depositary Shares”); and (g) warrants (the “Warrants”).

In rendering the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement; (b) the Amended and Restated Certificate of Incorporation, and the Amended and Restated By-laws of the Company; (c) the Plan; (d) the corporate actions taken by the Board of Directors of the Company; and (e) such other corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In examining all such documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us, the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic or produced copies. As to the facts upon which this opinion is based, we have relied upon certificates and written statements of officers, directors, employees and representatives of, and accountants for, the Company. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

Based on such examination and review, we are of the opinion that:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma.

2. The Securities have been duly authorized.

3. All requisite action necessary to make any shares of Common Stock, at the time such shares are issued, validly issued, fully paid and non-assessable shall have been taken when:

A. The Board of Directors of the Company, or a duly authorized committee thereof, shall have adopted appropriate resolutions approving and authorizing the issuance and sale of such shares and any other action necessary to the consummation of the proposed issuance and sale of such shares; and

B. Such shares shall have been issued and sold for the lawful consideration authorized by the Board of Directors of the Company, or a duly authorized committee thereof, (in an amount not less than the par value thereof), as contemplated by, and otherwise in conformity with, the agreement under which such shares are issued and sold and the Registration Statement, as supplemented by a prospectus supplement with respect to such issuance and sale, and the acts and proceedings referred to above.

4. All requisite action necessary to make any shares of Preferred Stock, at the time such shares are issued, validly issued, fully paid and non-assessable shall have been taken when:

A. The Board of Directors of the Company, or a duly authorized committee thereof, shall have adopted appropriate resolutions establishing the relative rights and preferences of such shares, as set forth in or contemplated by the Registration Statement, the exhibits thereto and any prospectus supplement relating to the Preferred Stock, and to authorize the issuance and sale of such shares and any other action necessary to the consummation of the proposed issuance and sale of such shares;

B. A statement with respect to the resolutions establishing the relative rights and preferences of such shares (a “Certificate of Designation”) shall have been filed with the Secretary of State of Oklahoma in the form and manner required by law; and

C. Such shares shall have been issued and sold for the lawful consideration authorized by the Board of Directors of the Company, or a duly authorized committee thereof, (in an amount not less than the par value thereof), as contemplated by, and otherwise in conformity with, the agreement under which such shares are issued and sold and the Registration Statement, as supplemented by a prospectus supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

5. All requisite action necessary to make the Depositary Shares, at the time such Depositary Shares are issued, validly issued shall have been taken when:

A. the Company has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to the Preferred Stock underlying the Depositary Shares and the filing of the Certificate of Designation with the Secretary of State of the State of Oklahoma;

B. the depositary agreement or agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company;

C. the shares of Preferred Stock underlying the Depositary Shares have been duly authorized, validly issued, fully paid and are non-assessable in accordance with applicable law and deposited with the depositary under the applicable depositary agreement;

D. the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate depositary agreement approved by the Company; and

E. the depositary receipts representing the Depositary Shares have been issued and sold, as contemplated by, and otherwise in conformity with, the agreement under which such shares are issued and sold and the Registration Statement, as supplemented by a prospectus supplement with respect to such issuance and sale, and the appropriate depositary agreement, and the lawful consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement shall have been received by the Company.

6. The Warrants will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law), when:

A. the Company has taken all necessary corporate action to approve the creation of and issuance and terms of the Warrants, the terms of the offering thereof and related matters;

B. the warrant agreement (the “Warrant Agreement”) between the Company and a designated warrant agent (the “Warrant Agent”) has been duly authorized and validly executed and delivered by the Warrant Agent and the Company;

C. the terms of any Warrants and of their issuance and sale have been duly authorized and established in conformity with the applicable Warrant Agreement and the applicable definitive purchase, underwriting or other agreement, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and

D. the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate Warrant Agreement and issued and sold for the lawful consideration authorized by the Board of Directors of the Company, or a duly authorized committee thereof, as contemplated by, and otherwise in conformity with, the agreement under which such Warrants or certificates are issued and sold and the Registration Statement, as supplemented by a prospectus supplement with respect to such issuance and sale, and the acts, proceedings, and placements referred to above, and the lawful consideration therefor provided for in the applicable Warrant Agreement shall have been received by the Company.

In rendering the foregoing opinions, we have assumed that (i) the Registration Statement, and any amendments thereto, are automatically effective upon filing with the Securities and Exchange Commission (the “Commission”), (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement (the “Offered Securities”) will have been filed with the Commission, (iii) the definitive terms of each class and/or series of Offered Securities will have been established in accordance with the authorizing resolutions of the Company’s Board of Directors, the Company’s Certificate of Incorporation and applicable law, (iv) any Offered Securities consisting of Preferred Stock, Common Stock, Depositary Shares, Warrants or Securities convertible into Common Stock will have been duly authorized and reserved for issuance from the applicable class of capital stock of the Company, in each case within the limits of such class of capital stock then remaining authorized but unissued, (v) resolutions authorizing the Company to issue, offer and sell the Offered Securities will have been duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, and will be in full force and effect at all times at which the Offered Securities are offered or sold by the Company; (vi) all Offered Securities will be issued in compliance with applicable federal and state securities laws and (vii) any Warrant Agreement will be governed by the law of the State of Oklahoma.

Our opinions expressed above are limited to the laws of the State of Oklahoma and the federal law of the United States of America. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. Each of the matters set forth in this letter is as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any of the matters set forth herein or in any matters upon which the opinions and views set forth in this letter are based.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Registration Statement and the related prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ GableGotwals

GABLEGOTWALS